Exhibit 99.1

ASCENT CAPITAL GROUP, INC. TO HOLD ANNUAL MEETING OF SHAREHOLDERS

Englewood, CO — March 21, 2014 — Ascent Capital Group, Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA) will be holding its Annual Meeting of Shareholders on Thursday, May 22, 2014 at 10:00 a.m., Mountain Time, at 5251 DTC Parkway, Greenwood Village, Colorado 80111 (the meeting will be held in the Second Floor Conference Room). The record date for the meeting is 5:00 p.m., New York City time, on April 3, 2014. At the meeting, Ascent may make observations regarding the Company’s financial performance and outlook.

About Ascent Capital Group, Inc.

Ascent is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc. and certain former subsidiaries of Ascent Media Group, LLC. Monitronics, headquartered in Dallas, TX, is one of the nation’s largest, fastest-growing home security alarm monitoring companies.

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Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com